SCHEDULE 14A INFORMATION
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GEOVAX LABS, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE PROXY STATEMENT
PROPOSAL I
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
PROPOSAL II
REINCORPORATION IN THE STATE OF DELAWARE
PROPOSAL III
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ANNEX 1
AGREEMENT AND PLAN OF MERGER
ANNEX 2

GEOVAX LABS, INC.
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT
To Our Stockholders:
          The Annual Meeting of Stockholders of GeoVax Labs, Inc. will be held on Tuesday, June 17, 2008, at 10:00 A.M. (Eastern Time), at the J. Fonda Conference Center, 1256 Briarcliff Road, Atlanta, Georgia for the purposes of considering and voting upon:
(1)	A proposal to elect six directors to serve until the 2009 Annual Meeting of Stockholders;

(2)	A proposal to reincorporate in Delaware;

(3)	A proposal to ratify the appointment of Porter Keadle Moore LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2008; and

(4)	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.
          Stockholders of record at the close of business on April 18, 2008 will be entitled to notice of the Annual Meeting and at any continuation or adjournment thereof.
          Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist us in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement. This Proxy Statement is being sent to you on or about May 8, 2008.

By Order of the Board of Directors,

/s/ Mark W. Reynolds Mark W. Reynolds
Corporate Secretary

April 25, 2008
Atlanta, Georgia

GEOVAX LABS, INC.
1256 Briarcliff Road
Atlanta, Georgia 30306
PROXY STATEMENT
For The
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 17, 2008
ABOUT THE PROXY STATEMENT
          This Proxy Statement is furnished in connection with the solicitation of your proxy by the Board of Directors of GeoVax Labs, Inc., an Illinois corporation, for use at our Annual Meeting of Stockholders to be held at the J. Fonda Conference Center, 1256 Briarcliff Road, Atlanta, Georgia on Tuesday, June 17, 2008, at 10:00 A.M. local time and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being sent to you on or about May 8, 2008.
Revocability of Proxy and Voting of Shares
          If you give us a proxy you will have the power to revoke it at any time before it is exercised. The proxy may be revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal executive offices located at 1256 Briarcliff Road, Emtech Bio, Suite 500, Atlanta, Georgia 30306. The proxy may also be revoked by attending the meeting and voting in person.
          When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. If no instructions are indicated, the proxy will be voted FOR the approval of the proposals. We currently know of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.
Record Date, Voting Rights and Outstanding Shares
          The Board of Directors has fixed April 18, 2008 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 731,827,926 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. Cumulative voting is not permitted. Unless otherwise marked or indicated on the proxy, your shares will be voted “FOR” the election of the six director-nominees named on the proxy, “FOR” the proposal to reincorporate in Delaware and “FOR” the proposal to ratify the selection of our independent registered accountants. Proxies cannot be voted for a greater number of persons than the number of director-nominees named.
Solicitation
          We will pay all costs associated with the distribution of this Proxy Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Proxy Statement to the beneficial owners of our common stock.
Approval of proposals
          As noted above, each share of common stock is entitled to one vote. The affirmative vote of a majority of all votes cast is required for the approval of Proposals I and III. Proposal II must receive the vote of at least two-thirds of the issued and outstanding shares of common stock in order to pass. On the Record Date, we had a total of 731,827,926 shares issued and outstanding. Therefore, in order to pass, Proposals I and III must receive no less than 182,256,983 votes and Proposal II must receive no less than 487,885,285 votes.
PROPOSAL I
ELECTION OF DIRECTORS
          On March 11, 2008, in accordance with Article III, Section 2 of our bylaws, the Board of Directors increased the number of directors from five to six. Our bylaws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.
Director Nominees
          The Board of Directors has nominated Donald Hildebrand, Andrew Kandalepas, Dean Kollintzas, Robert McNally and John Spencer for reelection, and Harriet Robinson for election, as directors of GeoVax to serve until the 2009 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the nominees is set forth below under “Directors and Executive Officers”.
          We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.
Directors and Executive Officers
          The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Current Position
Donald G. Hildebrand	67	Chairman of the Board of Directors
Andrew J. Kandalepas	56	Senior Vice President and Director
Dean G. Kollintzas	35	Director
Robert T. McNally, Ph.D.	60	President and Chief Executive Officer, Director
Mark W. Reynolds	46	Chief Financial Officer and Corporate Secretary
Harriet L. Robinson, Ph.D.	70	Senior Vice President, Research & Development, Director Nominee
John N. Spencer, Jr.	67	Director
          Donald G. Hildebrand. Mr. Hildebrand joined the Board of Directors as Chairman and became our President and Chief Executive Officer upon consummation of the merger with GeoVax, Inc. in September 2006. Effective April 1, 2008, upon the appointment of Dr. Robert McNally as our President and Chief Executive Officer, Mr. Hildebrand executed a consulting agreement with the Company and will remain as Chairman of the Board. Mr. Hildebrand is a founder of GeoVax, Inc., our wholly-owned subsidiary, and has served as a member of its Board of Directors since June 2001. Prior to founding GeoVax, Mr. Hildebrand was employed as North American President and Chief Executive Officer of Rhone Merieux, Inc., a subsidiary of Rhone Merieux, S.A., a world leader in the biopharmaceutical and animal health industries. Under Mr. Hildebrand’s leadership, which began in 1984 and ended in 1997, Rhone Merieux, Inc. grew its annual sales from $0 to over $200 million per year. In 1997, Mr. Hildebrand became Global Vice President of Merial Limited, a position that he held until 2000. Merial Limited, a joint venture formed by Rhone Merieux, S.A. and Merck AgVet, is the largest animal health company in the world, with annual sales exceeding $1.8 billion. Prior to joining Rhone Merieux, Inc., Mr. Hildebrand founded Biocraft Ltd., which he sold to Solvay & Cie of Brussels, Belgium in 1981. Subsequent to that transaction, Mr. Hildebrand was appointed Director of Global Biological Operations/Research/Development and Manufacturing for Salsbury/Solvay. Mr. Hildebrand received his BS in microbiology from the University of Wisconsin.
          Andrew J. Kandalepas. Mr. Kandalepas was Chairman of the Board, President and Chief Executive Officer of Dauphin Technology from 1995 until the merger with GeoVax, Inc. in September 2006, at which time he assumed the position of Senior Vice President and remained a director of the Company. As an operating company, Dauphin

Technology developed and marketed several high tech products including miniature hand held computers and set top boxes. Dauphin Technology ceased these operations in 2003. During his 11 year tenure at Dauphin, Mr. Kandalepas raised in excess of $60 million in private and public capital and expanded Dauphin’s shareholder base from 400 shareholders in 1995 to approximately 11,000 immediately prior to the merger with GeoVax. Mr. Kandalepas has a varied 30-plus year career as an entrepreneur and executive manager. After 12 successful years with GTE and Motorola, he founded Cadserv Corporation, a privately owned engineering and circuit board solutions boutique service provider to major electronic OEM’s. Mr. Kandalepas is an active participant in the local Greek community and founder of the St. Athanasios, Greek Orthodox Seminary in Woodstock, Illinois. He earned his Electronics Engineering Degree in 1974, from DeVry Institute of Technology.
          Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors upon consummation of the merger with GeoVax, Inc. in September 2006. Since 2001 Mr. Kollintzas has been an Intellectual Property Attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. He has worked in Israel as a U.S. consultant to the firm of Baratz, Gilat, Bar-Natan with biotechnology companies such a Clal Biotechnology Industries Limited and D-Pharm. As an associate with the firm LaFollette, Godfrey & Kahn in Madison, Wisconsin, Mr. Kollintzas worked with the Wisconsin Alumni Research Foundation on various FDA and intellectual property engagements. Mr. Kollintzas received a Microbiology degree from the University of Illinois and a J.D. from Franklin Pierce Law Center. He is a member of the Wisconsin and American Bar Associations.
          Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008. Dr. McNally graduated with a Ph.D. in Biomedical Engineering from the University of Pennsylvania and has over 28 years of experience in academic and corporate clinical investigations, management, research, business, quality and regulatory affairs. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a company which he co-founded. Cell Dynamics is a cGMP laboratory which contracts with organ and tissue procurement organizations for the recovery of human tissue and processes these tissues into cellular components necessary for research and development, pharmaceuticals and cell therapy. Previously, Dr. McNally was co-founder and Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, serves on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a past Chairman of Georgia Bio, a trade association. Dr. McNally received Georgia Bio’s 2004 Biomedical Industry Growth Award for the State of Georgia.
          Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. Mr. Reynolds is a seasoned financial executive with over 20 years of experience with both private and publicly-held companies. From 2002 to the present, Mr. Reynolds has been a financial consultant to companies in the biotechnology and consumer healthcare fields, serving as a part-time Chief Financial Officer. From 2003 to 2006, before being named Chief Financial Officer of Geovax Labs, Inc., Mr. Reynolds provided financial and accounting services to Geovax, Inc. as an independent contractor. From 2004 to the present, Mr. Reynolds has served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry, a position which he continues to hold. From 2004 to 2006 he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002 Mr. Reynolds was first Controller and later Chief Financial Officer and Corporate Secretary for CytRx Corporation, a publicly-held biopharmaceutical company. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a licensed CPA and member of the American Society of CPAs and the Georgia Society of CPAs.
          Harriet Latham Robinson, Ph.D. Dr. Robinson is a co-founder of GeoVax, Inc. and has served as Chief of its Scientific Advisory Board since formation of the company in 2001. She joined the Company as Senior Vice President, Research and Development on a part-time basis in November 2007 and on a full-time basis in February 2008. Dr Robinson is recognized as one of the world’s leading AIDS vaccine researchers where she has devoted over 15 years toward developing effective and safe AIDS vaccines designed to prevent clinical AIDS. Over the past several years Dr. Robinson has received over $23 million in Federal grants directly and indirectly supporting our AIDS vaccine development program. From 1999 to February 2008, Dr. Robinson served as the Asa Griggs Candler Professor of Microbiology and Immunology at Emory University in Atlanta, Georgia, and from 1998 to February 2008 as Chief, Division of Microbiology and Immunology, Yerkes National Primate Center and Professor at the Emory University School of Medicine. She was Professor, Dept. of Microbiology & Immunology at the University of Massachusetts Medical Center from 1988 to 1997 and Staff, then Senior, then Principal Scientist at the University of Massachusetts

Worcester Foundation for Experimental Biology from 1977 to 1987. She was also a National Science Foundation Postdoctoral Fellow at the Stanford School of Medicine in Berkeley, California from 1965 to 1967. Over the past several years she has received numerous honors and awards as guest lecturer and/or member of the National Foundation for Infectious Diseases, World Health Organization, American Academy of Science, National Institutes of Health [NIH], Rockefeller Foundation, Gates Foundation, American Society for Microbiology and several others. She additionally has over 200 scientific publications. Dr. Robinson has a B.A degree from Swarthmore College and M.S. and Ph.D. degrees from the Massachusetts Institute of Technology.
          John N. (Jack) Spencer, Jr., CPA. Mr. Spencer joined the Board of Directors upon consummation of the merger with GeoVax, Inc. in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young where he spent more than 38 years until he retired in 2000. During his career with Ernst & Young, he coordinated that firm’s services to both public and private companies primarily in the manufacturing, distribution and medical and information technology industries. Mr. Spencer has been active in Georgia’s technology community, where he served as president and a director of the Business & Technology Alliance and was co-founder and is the treasurer of the Atlanta Venture Forum. In 2002, Mr. Spencer was awarded the Georgia Biomedical Partnership’s first annual award for being a principal architect of the biomedical community in Georgia. He also served as president of the Georgia Biomedical Partnership in 2003 and 2004. Mr. Spencer serves as a director of a number of companies, including Firstwave Technologies, Inc. , where he is also chair of the audit committee. Mr. Spencer received a BS degree from Syracuse University, and he earned an MBA degree from Babson College. He also attended the Harvard Business School Advance Management Program.
Involvement in Certain Legal Proceedings
          During the past five years, none of our directors or director-nominees has been involved in an event described in §229.401(f) of Title 17 of the Federal Regulations promulgated under the Securities Act of 1933.
Family Relationships
          There are no family relationships among any of our directors or executive officers.
CORPORATE GOVERNANCE
Director Nomination Process
          Our Board of Directors does not have a standing nominating committee or a charter governing the manner in which individuals are nominated to the Board. We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a policy about the consideration of any director candidates recommended by stockholders. In forming our Board of Directors, we have sought out, and in the future will seek out, individuals who would be able to guide our operations based on their education, business experience or other qualifications that we deem valuable. Although we may form a nominating committee in the future, we believe that one is not currently necessary, as all of our directors will participate in the consideration of new director nominees. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election, with the exception of Harriet Robinson. The nomination of each director and the director nominee was made by members of the Board of Directors.
          There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors.
Director Independence
          Dean Kollintzas and John Spencer are the members of our Board of Directors who are “independent”, as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. As independent directors, Mr. Kollintzas and Mr. Spencer both serve as the sole members of our Audit and Compensation Committees. Prior to his appointment as our President and Chief Executive Officer in April 2008, Dr. McNally was also an independent director and served as a member of our Audit and Compensation Committees.

Board Meetings and Committees
          Board of Directors. The Board of Directors held eight meetings during 2007 and took action by unanimous written consent on three occasions. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2007. We strongly encourage, but we do not require, our directors to attend our Annual Stockholders’ Meeting. All of our directors attended our Annual Stockholders’ Meeting in 2007.
          Our Board of Directors has a standing Audit Committee and a Compensation Committee.
          Audit Committee. During 2007, the Audit Committee was comprised of Mr. Spencer (Chairman) and Dr. McNally. Prior to his appointment as President and Chief Executive Officer on April 1, 2008, Dr. McNally resigned his position from the Audit Committee and Dean Kollintzas was appointed as a member of the Committee. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002, and that Mr. Spencer qualifies as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a copy of which is available on our website at www.geovax.com. The Audit Committee held six meetings during 2007 and took action by unanimous written consent on two occasions.
          Compensation Committee. During 2007 our Compensation Committee was comprised of Dr. McNally (Chairman), Mr. Kollintzas, and Mr. Spencer. Prior to his appointment as President and Chief Executive Officer on April 1, 2008, Dr. McNally resigned his position from the Compensation Committee and Mr. Spencer became Chairman of the Committee. The Compensation Committee has adopted a charter, a copy of which is available on our website at www.geovax.com. The Compensation Committee held five meetings during 2007 and took action by unanimous written consent on one occasion.
          Compensation Committee Interlocks and Insider Participation. There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee.
Stockholder Communications with the Board of Directors
          Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1256 Briarcliff Road, Suite 500, Atlanta, Georgia 30306. If marked “confidential”, these communications will not be screened by management prior to receipt by the Audit Committee Chair.
Code of Ethics
          Our Board of Directors has adopted a written code of ethics, a copy of which is available on our website at www.geovax.com. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of those persons, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of common stock and other of our equity securities on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports we received and written representations that no other reports were required to be filed for those persons, we believe that, during the fiscal year ended December 31, 2007, all filing requirements applicable to our executive officers, directors and owners of more than 10% of our common stock were met.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS
          Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of April 10, 2008 by (1) each director and nominee for director; (2) each of our executive officers; (3) all executive officers and directors as a group; and (4) each additional person who is known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner (1)	Owned	Of Class (2)

Directors and Executive Officers:
Donald G. Hildebrand (3)	76,372,107	10.2%
Andrew J. Kandalepas (4)	21,890,065	3.0%
Dean G. Kollintzas (5)	440,000	*
Robert T. McNally (6)	1,057,757	*
Mark W. Reynolds (7)	630,000	*
Harriet L. Robinson (8)	68,781,865	9.3%
John N. Spencer, Jr. (9)	570,000	*

All executive officers and directors as a group (7 persons) (10)	169,741,794	23.2%

Other 5% Stockholders:
Emory University Administration Building 101 201 Dowman Drive Atlanta, Georgia 30322	233,905,253	32.0%

*	Less than 1%

(1)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1256 Briarcliff Road, Suite 500, Atlanta, Georgia 30306.

(2)	This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 731,827,926 shares of common stock outstanding as of April 10, 2008. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 10, 2008, are deemed outstanding.

(3)	Includes options to purchase 17,791,260 shares of common stock exercisable within 60 days of April 10, 2008.

(4)	Includes options to purchase 600,000 shares of common stock exercisable within 60 days of April 10, 2008.

(5)	Includes options to purchase 440,000 shares of common stock exercisable within 60 days of April 10, 2008.

(6)	Includes options to purchase 440,000 shares of common stock exercisable within 60 days of April 10, 2008.

(7)	Includes options to purchase 600,000 shares of common stock exercisable within 60 days of April 10, 2008.

(8)	Includes options to purchase 8,895,630 shares of common stock exercisable within 60 days of April 10, 2008

(9)	Includes options to purchase 440,000 shares of common stock exercisable within 60 days of April 10, 2008.

(10)	Includes options to purchase 29,206,890 shares of common stock exercisable within 60 days of April 10, 2008.
COMPENSATION DISCUSSION AND ANALYSIS
          In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions.
Named Executive Officers for 2007
          The Compensation Committee reviews, analyzes and approves the compensation of our senior executive officers, including the “Named Executive Officers” listed in the tables set forth following this compensation discussion and analysis. The Named Executive Officers for 2007 include our chief executive officer, our chief financial officer, and one other executive officer whose total compensation for 2007 exceeded $100,000, calculated in accordance with the rules and regulations of the SEC. Our Named Executive Officers for 2007 are:
•	Donald Hildebrand, President and Chief Executive Officer

•	Andrew Kandalepas, Senior Vice-President

•	Mark Reynolds, Chief Financial Officer
          The tables that follow this Compensation Discussion and Analysis contain specific data about the compensation earned or paid in 2007 to the Named Executive Officers. The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.
Objectives of Our Compensation Program
          In general, we operate in a marketplace where competition for talented executives is significant. The biopharmaceutical industry is highly competitive and includes companies with far greater resources than ours. We are engaged in the long-term development of drug candidates, without the benefit of significant current revenues, and therefore our operations involve a high degree of risk and uncertainty. Continuity of personnel across multi-disciplinary functions is a critical success factor to our business.
          The objectives of our compensation program for our executive officers and other employees is to provide competitive cash compensation, health, and retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to our long-term performance. Individual performance is measured against overall corporate goals, scientific innovation, regulatory compliance, new business development, employee development, and other values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives and employees critical to our overall success and are designed to reward executives for their contributions toward business performance that enhances stockholder value.
Role of the Compensation Committee
          Our Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our executive officers. As such, the Compensation Committee has responsibility over matters relating to the fair and competitive compensation of our executives, employees and non-employee directors as well as matters relating to all other benefit plans. Each of the members of our Compensation Committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. We believe that their independence from management allows the Compensation Committee members to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements and designs best achieve our compensation objectives. With regard to executive compensation, the Compensation Committee is charged specifically with annually reviewing and determining the compensation of our Chief Executive Officer. With regard to our other executive officers, the Compensation Committee reviews recommendations from our Chief Executive Officer and provides input on his recommendations as appropriate. The Compensation Committee also approves a pool of stock options to be granted as recommended by the Chief Executive Officer to our employees (including other executive officers) and the Board of Directors approves the grant of such options.
Elements of Compensation
          To achieve the objectives described above, the three primary compensation elements used for executive officers are base salary, cash bonus, and stock option awards. We believe that these three elements are the most effective combination in motivating and retaining the executive officers at this stage in our development.
          Base Salary. Our philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Each individual’s base salary is determined after considering a variety of factors including prospective value to us, the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials.
          Cash Bonus. The purpose of the cash bonus program for executive officers is to motivate and reward the achievement of corporate goals, along with the achievement of individual performance goals.
          Stock Option Awards. Stock option awards are a fundamental element in our executive compensation program because they emphasize our long-term performance, as measured by creation of stockholder value, and align the interests of our stockholders and management. In addition, they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. In our current pre-commercial state, we view the Company as still facing a significant level of risk, but with the potential for a high upside, and therefore we believe that stock incentive awards are appropriate for executive officers. These awards are provided through initial grants at or near the date of hire and through subsequent periodic grants. The initial grant is designed for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock option awards may be granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company, and to provide a long-term incentive to achieve or exceed our financial goals.
Timing of Annual Awards
          In order to assess the performance of a full calendar year, annual awards are generally determined in December of the each year. We do not currently have any program, plan or practice in place to time stock option grants to our executives or other employees in coordination with the release of material non-public information.
Tax Considerations
          Section 162(m) of the Internal Revenue Code of 1986, as amended, limits tax deductions of public companies on compensation paid to certain executive officers in excess of $1 million. The Compensation Committee considers the impact of Section 162(m) on its compensation decisions, but has no formal policy to structure executive compensation so that it complies with the requirements of Section 162(m). In general, stock options granted under the Company’s 2006 Stock Option Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options.
Setting Executive Compensation
          Historically, we have not used a quantitative method or mathematical formulas exclusively in setting any element of executive compensation. We use discretion, guided in large part by the concept of pay for performance, and we consider all elements of an executive’s compensation package when setting each portion of compensation. There is no pre-established policy or target for the allocation between cash and equity incentive compensation.
          When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s potential impact on our short-and long-term success, and competitive information from peer companies, industry-specific sources, and possibly from other prospective candidates interviewed during the recruitment process. We will generally make a grant of stock options when an executive officer joins us. Options are granted at no less than 100% of the fair market value on the date of grant. In determining the size of a stock option grant to an executive officer, we consider company performance, competitive data, and the individual’s scope of responsibility and continuing performance. Most importantly, since the stock option grant is meant to be a retention tool, we consider the importance to stockholders of that person’s continued service. Stock option grants to executives will generally vest over a period of three to four years.
          The Compensation Committee annually reviews and determines the compensation for our Chief Executive Officer. Each year recommendations for the compensation for other executive officers (other than himself) are prepared by the Chief Executive Officer and are reviewed with the Committee and modified where appropriate.

          Donald Hildebrand. Mr. Hildebrand became our President and Chief Executive Officer immediately upon the consummation of our merger with GeoVax, Inc. on September 28, 2006. Effective on that date, we assumed responsibility for Mr. Hildebrand’s prior employment agreement with GeoVax, Inc., dated December 20, 2002. Mr. Hildebrand is a founder of GeoVax, Inc. Mr. Hildebrand’s base salary for 2007 was $250,000 annually. At its meeting in December 2007, the Compensation Committee reviewed Mr. Hildebrand’s compensation and considered a variety of factors, including his performance and level of responsibility within our company. Based upon this review, the Committee awarded Mr. Hildebrand a salary increase, effective December 3, 2007, to $270,000 annually. No cash bonus or additional stock option awards were granted to Mr. Hildebrand for 2007.
          On March 20, 2008, we entered into an Employment Agreement with Robert T. McNally, Ph.D. to become our new President and Chief Executive Officer effective April 1, 2008. In order to assist with the transition of certain duties to Dr. McNally, Mr. Hildebrand entered into a Consulting Agreement with us on March 20, 2008. Dr. McNally’s initial compensation was determined, in part, by consideration of the fact that Mr. Hildebrand will continue to provide substantial support through his consulting arrangement. Mr. Hildebrand will also remain as Chairman of the Board. As the Company’s need for Mr. Hildebrand’s services under his consulting arrangement diminishes, we expect that Dr. McNally’s compensation will be adjusted accordingly. See “Certain Relationships and Related Party Transactions” for a discussion of these agreements.
          Andrew Kandalepas. Mr. Kandalepas served as our President and Chief Executive Officer during 2006 until our merger with GeoVax, Inc., at which time he assumed the role of Senior Vice President. Effective with the merger with GeoVax, Inc., all prior compensation arrangements with Mr. Kandalepas were terminated and he received no pay for the period from September 30, 2006 to December 31, 2006, although he continued to provide services to us as our Senior Vice President. In February 2007, the Compensation Committee reviewed, and provided input on, a recommendation from Mr. Hildebrand for a compensation arrangement with Mr. Kandalepas. We executed an employment agreement with Mr. Kandalepas effective February 1, 2007 pursuant to which Mr. Kandalepas received an annual salary of $210,000. Mr. Kandalepas was also awarded retroactive pay of $40,000 for the fourth quarter of 2006 and $17,500 for the month of January 2007. Additionally, at its meeting on March 14, 2007, upon recommendation from the Compensation Committee, the Board of Directors awarded Mr. Kandalepas a stock option contract for 1,800,000 shares at an exercise price of $0.355 per share. At its meeting in December 2007, the Compensation Committee reviewed Mr. Kandalepas’ compensation and considered a variety of factors, including his performance and level of responsibility within our company. Based upon this review and input provided to the CEO, the Company awarded Mr. Kandalepas a salary increase, effective December 3, 2007, to $225,000 annually, and granted Mr. Kandalepas a cash bonus of $10,000 for 2007. No additional stock option awards were granted to Mr. Kandalepas for 2007.
          Mark Reynolds. During 2007, Mr. Reynolds was engaged as our Chief Financial Officer effective October 1, 2006, under an arrangement whereby he provides services to the Company on a part-time basis and is paid based on a monthly retainer of $750 plus a fee of $145 per hour. At its meeting on March 14, 2007, upon recommendation from the Compensation Committee, the Board of Directors awarded Mr. Reynolds an initial stock option contract for 1,800,000 shares at an exercise price of $0.355 per share. At its meeting in December 2007, the Compensation Committee reviewed Mr. Reynolds’ compensation and considered a variety of factors, including his performance and level of responsibility within our company. Based upon this review, the Committee deferred to the recommendation of Mr. Hildebrand to keep Mr. Reynolds’ salary as per his current contractual agreement. Upon the discretion of the CEO, and with approval of the Committee, Mr. Reynolds was also granted as $10,000 bonus for 2007 and a stock option contract for 500,000 shares at an exercise price of $0.161 per share.
Benefits Provided to Executive Officers
          We provide our executive officers with certain benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee will periodically review the levels of benefits provided to our executive officers. In 2007, Mr. Hildebrand received reimbursement of periodic commuting expenses and temporary living expenses for travel between our offices in Atlanta, Georgia and Mr. Hildebrand’s home in Athens, Georgia. Mr. Hildebrand is reimbursed for medical and dental insurance costs per his contractual agreement and is eligible for standard GeoVax 401(k) benefits. Mr. Kandalepas is eligible for health insurance and 401(k) benefits at the same level as provided to all other employees. Pursuant to his contractual agreement with the Company, Mr. Reynolds received no health insurance or 401(k) benefits during 2007. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of the Company’s matching contributions to the executive officers’ 401(k) accounts. Executive officers did not receive any other perquisites or other personal benefits or property from the Company or any other source.
SUMMARY COMPENSATION TABLE
          The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2007 and 2006 by our Chief Executive Officer, Chief Financial Officer, and our Senior Vice President (collectively, our “Named Executive Officers”). Robert McNally became our President and Chief Executive Officer effective April 1, 2008, but did not serve in that capacity, or receive any compensation for services as an executive officer during 2007, and thus is not included in the table below.

							Changes in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				(3)	(4)	Plan	Compens-	(5)
				Stock	Option	Compen-	ation	All Other
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	Compen-
Principal Position	Year	($)	($)	($)	($)	($)	($)	sation ($)	Total ($)
Donald G. Hildebrand (1)	2007	252,577	—	—	—	—	—	3,375	255,952
President &	2006	57,500	50,000	—	—	—	—	574	108,074
Chief Executive Officer
Andrew J. Kandalepas	2007	205,288	10,000	—	188,380	—	—	—	403,668
Senior Vice President	2006	173,467	—	2,400,000	—	—	—	—	2,573,467
Former President & Chief Executive Officer

Mark W. Reynolds (2)	2007	92,102	10,000	—	190,324	—	—	—	292,426
Chief Financial Officer	2006	13,192	2,000	—	—	—	—	—	15,192

(1)	Mr. Hildebrand became our President and Chief Executive Officer effective September 28, 2006. All compensation amounts above reflect amounts paid to, or earned by, Mr. Hildebrand from that date through December 31, 2007.

(2)	Mr. Reynolds became our Chief Financial Officer effective October 1, 2006. All compensation amounts above reflect amounts paid to, or earned by, Mr. Reynolds from that date through December 31, 2007.

(3)	The amount shown in the “Stock Awards” column for Mr. Kandalepas reflects the value assigned by the Company to 20 million restricted shares issued to Mr. Kandalepas for services rendered prior to the consummation of our merger with GeoVax, Inc. Due to the accounting treatment accorded to the merger, our historical financials have been substituted by those of GeoVax, Inc. prior to the merger date; accordingly, this amount is not reflected in our financial statements included in our Annual Report on Form 10-K.

(4)	Amounts shown in the “Option Awards” columns represent the dollar amount recognized for financial statement reporting purposes in 2007 for awards and grants made in the current and previous fiscal years, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 7 to our 2007 consolidated financial statements contained in our Annual Report on Form 10-K.

(5)	Amounts shown in the “All Other Compensation” column represent employer contributions to the Company’s 401(k) retirement plan.
GRANTS OF PLAN-BASED AWARDS
          The following table sets forth the stock and option awards, including non-equity incentive awards, granted to the Named Executive Officers for the year ended December 31, 2007.

(2)
								All Other			Grant
								Stock	All Other	(1)	Date
								Awards:	Option	Exercise	Fair
								Number	Awards:	Or	Value
								Of	Number	Base	Of
								Shares	Of	Price	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			Of	Securities	Of	And
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Donald Hildebrand	—	—	—	—	—	—	—	—	—	—	—
Andrew Kandalepas	3/14/07	—	—	—	—	—	—	—	1,800,000	0.355	604.800

Mark Reynolds	3/14/07	—	—	—	—	—	—	—	1,800,000	0.355	604,800
	12/5/07	—	—	—	—	—	—	—	500,000	0.161	70,000

(1)	The exercise price for options is the closing trading price of the common shares of the Company on the on the day of the grant. The grant date is determined by the Compensation Committee.

(2)	Compensation expense is recognized for all share-based payments based on the grant date fair value estimated for financial reporting purposes. For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 7 to our 2007 consolidated financial statements contained in our Annual Report on Form 10-K.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table sets forth certain information with respect to unexercised options previously awarded to our named executive officers as of December 31, 2007.
Option Awards

			Equity
			Incentive
	(1)		Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date
Donald Hildebrand	8,895,630 (1)	—	—	0.0445	12/20/12
	8,895,630	—	—	0.0445	2/5/09

Andrew Kandalepas	600,000	1,200,000 (2)	—	0.355	3/14/17

Mark Reynolds	600,000	1,200,000 (2)	—	0.355	3/14/17
	—	500,000 (3)	—	0.161	12/5/17

(1)	On July 31, 2007, the expiration date of this stock option award to Mr. Hildebrand was extended by five years from December 20, 2007 to December 20, 2012.

(2)	These stock options were granted on March 14, 2007 and vest in three equal installments on September 30, 2007, 2008 and 2009.

(3)	These stock options were granted on December 5, 2007 and vest in three equal installments on each anniversary of the grant date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
          Mr. Hildebrand’s employment agreement contained provisions such that, if we terminated Mr. Hildebrand’s employment without cause, we were required to provide Mr. Hildebrand thirty days notice of such termination and Mr. Hildebrand would have been entitled to continue to receive his base salary for a period of nine months from the effective date of termination. Upon the execution of Mr. Hildebrand’s Consulting Agreement, effective April 1, 2008, such provisions from his employment agreement are no longer applicable. Mr. Hildebrand’s Consulting Agreement contains provisions such that, if we terminate the Consulting Agreement without cause, we must give Mr. Hildebrand at least 30 days notice and we will be required to pay him, as a severance payment, three months compensation. Likewise, if the Consulting Agreement is terminated due to the death of Mr. Hildebrand, we will be required to pay his estate three months compensation. If Mr. Hildebrand wishes to terminate the Consulting Agreement, he must provide us with 30 days notice.
          Pursuant to Mr. Kandalepas’ employment agreement, if we terminate Mr. Kandalepas’ employment without cause, we are required to provide Mr. Kandalepas thirty days notice of such termination and Mr. Kandalepas will be entitled to continue to receive his base salary for a period of one week for each year of service. Mr. Reynolds’

employment agreement contains the same provisions as those included in Mr. Kandalepas’ employment agreement with regard to salary continuance upon employment termination without cause.
DIRECTOR COMPENSATION
          The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year.

					Change
					in Pension
					Value and
				Non-Equity	Non-
	Fees			Incentive	qualified	All
	Earned		(2)	Plan	Deferred	Other
	or Paid	Stock	Option	Compen-	Compen-	Compen-
	in Cash	Awards	Awards	sation	sation	sation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
Donald Hildebrand (1)	—	—	—	—	—	—	—
Andrew Kandalepas (1)	—	—	—	—	—	—	—
Dean Kollintzas	10,750	—	140,090	—	—	—	150,840
Robert McNally	21,950	—	131,588	—	—	—	153,538
John Spencer	25,000	—	140,090	—	—	—	165,090

(1)	Mr. Hildebrand and Mr. Kandalepas, who were employees of the Company during 2007, received no compensation for their service as directors.

(2)	Consists of awards of stock options to each of Mr. Kollintzas, Dr. McNally and Mr. Spencer to purchase 1,820,000 shares with a grant date fair values of $513,520. As of December 31, 2007, these directors had aggregate awards of options to purchase 5,460,000 shares. Amounts shown in the table represent the dollar amount recognized for financial statement reporting purposes in 2007 for awards and grants made in the current and previous fiscal years, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 7 to our 2007 consolidated financial statements contained in our Annual Report on Form 10-K.
Director Compensation Plan
          In March 2007, the Board of Directors approved a recommendation from the Compensation Committee for director compensation (the “Director Compensation Plan”). The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees. Non-employee directors receive an annual retainer of $2,000 (paid quarterly) for service as a member of the Audit Committee and $1,250 for service as a member of the Compensation Committee. The Chairman of the Audit Committee receives an annual retainer of $9,000, and the Chairman of the Compensation Committee receives an annual retainer of $6,000 which retainers are also paid quarterly. Non-employee directors also receive fees for each Board or Committee meeting attended as follows: $1,500 per Board meeting, $1,000 per Committee meeting chaired, and $500 per Committee meeting attended as a non-Chair member. Meetings attended telephonically are paid at lower rates ($750, $750 and $400, respectively). In March 2008, the Board of Directors approved a recommendation from the Compensation Committee to modify the Director Compensation Plan to provide for compensation for a non-employee Chairman of the Board. A non-employee Chairman of the Board will receive an annual retainer of $25,000 (paid quarterly) and will not be entitled to additional fees for meetings attended. Non-employee directors receive an automatic grant of options to purchase 1,320,000 shares of common stock on the date that such non-employee director is first elected or appointed. The Director Compensation Plan currently does not provide a formula for stock option grants to directors upon their re-election to the Board, or otherwise, but the compensation plan may be modified in the future; such option grants are currently determined by Board, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies. At its meeting in December 2007, the Board determined an annual stock option grant of 500,000 shares to its non-employee members. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.
COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted, COMPENSATION COMMITTEE: John N. Spencer, Jr., Chairman Dean G. Kollintzas
PROPOSAL II
REINCORPORATION IN THE STATE OF DELAWARE
          On March 11, 2008 our Board of Directors determined that it would be in the best interests of our company and our stockholders to reincorporate in Delaware. In order to accomplish this reincorporation, we intend to form a corporation in Delaware called GeoVax Labs, Inc. (“GeoVax Delaware”).
          In conjunction with the reincorporation in Delaware our Board of Directors unanimously adopted and approved an Agreement and Plan of Merger of GeoVax Labs, Inc., an Illinois corporation, and GeoVax Labs, Inc., a Delaware corporation (the “Reincorporation Merger Agreement”). A copy of the Reincorporation Merger Agreement is attached to this proxy statement as Annex 1. The purpose of the Reincorporation Merger Agreement is to change the domicile of our company from Illinois to Delaware. Provided that the reincorporation is approved by our stockholders and that the Board of Directors does not exercise its right to terminate the Reincorporation Merger Agreement, the Reincorporation Merger Agreement will be entered into as soon as practicable after the Annual Meeting of stockholders.
Reasons for Reincorporation in Delaware
          Delaware is recognized as a leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized there. The Delaware Court of Chancery and the Delaware Supreme Court regularly oversee complex corporate issues and, as a result, a well-established body of case law construing Delaware law has developed over the past several years, providing businesses with a greater degree of predictability than the corporate law of most other jurisdictions.
          We also believe that as a Delaware corporation we would be better able to continue to attract and retain qualified directors and officers than we would be able to do as an Illinois corporation. We expect that many such qualified individuals may already have experience providing services to companies incorporated in Delaware, since Delaware is the jurisdiction of choice for many corporations. Furthermore, Delaware’s extensive body of case law can provide officers and directors with a comprehensive guide to the potential risks and liabilities of serving in those capacities, which Illinois law is not currently able to do.
Anti-Takeover Implications
          Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws, or to otherwise adopt, measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. Our Board of Directors is not proposing the reincorporation in Delaware to prevent a change in control and is not aware of any present attempt by any person to acquire control or to obtain representation on our Board of Directors that could be prevented by reincorporating in Delaware. Our Board of Directors has no current plans to implement any defensive strategies to enhance its ability to negotiate with an unsolicited bidder.
No Change in Business or Management
          Our reincorporation in Delaware will only change our legal domicile. It will not result in any change to our business or management or to our assets, liabilities or net worth (other than as a result of costs incident to the reincorporation merger). While we may relocate our headquarters or change the number of our employees, we will not do so as a result of the reincorporation.
Regulatory Approval
          Except for compliance with state and federal securities laws and the filing of the articles of merger with the Illinois Secretary of State and the certificate of merger with the Delaware Secretary of State, we are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the reincorporation merger.
GeoVax Delaware
          GeoVax Delaware will be incorporated in Delaware exclusively for the purpose of merging with us to effect our reincorporation in Delaware. GeoVax Delaware will be our wholly-owned subsidiary prior to the reincorporation merger. The address and telephone number of GeoVax Delaware’s principal executive office will be the same as our current address and telephone number. Before the reincorporation, GeoVax Delaware will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation merger, your rights as a stockholder of GeoVax Delaware will be governed by Delaware corporate law and the certificate of incorporation and the bylaws of GeoVax Delaware will be its governing documents.
The Reincorporation Merger Agreement
          The Reincorporation Merger Agreement provides that we will merge with and into GeoVax Delaware, with GeoVax Delaware being the surviving corporation. Under the Reincorporation Merger Agreement, GeoVax Delaware will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts, and we will cease to exist as a corporate entity. Our Board of Directors and our officers will become the Board of Directors and officers of GeoVax Delaware for identical terms of office. Our subsidiaries will become the subsidiaries of GeoVax Delaware.
          At the effective time of the reincorporation merger, each outstanding share of our common stock will automatically be converted into one share of common stock of GeoVax Delaware. Stockholders will not have to exchange their existing stock certificates for stock certificates in GeoVax Delaware, although if a stockholder so requests, GeoVax Delaware will issue new certificates to anyone who holds our stock certificates, provided that the holder has surrendered the certificates representing our shares in accordance with the terms of the Reincorporation Merger Agreement. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable fees or taxes, if any.
          Subject to the differences in the laws of Delaware and Illinois, and except as may be otherwise discussed herein, the rights of our stockholders with respect to the particular class or series of securities held by such stockholder will remain the same following the reincorporation merger and will entitle the holder to voting rights, dividend rights and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the reincorporation merger.
          Following the reincorporation merger, our employee benefit plans, including any stock option and other equity-based plans, will be continued by GeoVax Delaware. Each stock option or other equity-based award issued and outstanding pursuant to these plans will be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of GeoVax Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.
Trading GeoVax Delaware Common Stock
          After the reincorporation merger, those persons who were formerly our stockholders may continue to sell or transfer stock certificates or securities of GeoVax Labs, Inc. GeoVax Delaware will issue new certificates representing shares of GeoVax Delaware common stock for transfers occurring after the effective date of the reincorporation merger.

          Stockholders whose shares of our common stock were freely tradable before the reincorporation merger will own shares of GeoVax Delaware that are freely tradable after the reincorporation merger. Similarly, any stockholders holding securities with transfer restrictions before the reincorporation merger will hold shares of GeoVax Delaware that have the same transfer restrictions after the reincorporation merger. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the reincorporation merger will be deemed to have been acquired on the date the holder thereof originally acquired our shares.
          After the reincorporation merger, GeoVax Delaware will be a publicly held corporation, with its common stock quoted on the Over-the-Counter Bulletin Board. GeoVax Delaware will also file reports with the Securities and Exchange Commission.
Significant Differences between the Corporate Laws of Illinois and Delaware
          The corporate laws of Illinois and Delaware differ in many respects. Although all the differences are not set forth in this proxy statement, the differences that could materially affect the rights of stockholders are discussed below. This brief summary is qualified in its entirety by the full text of the statutes that are discussed.
Stockholder Approval of Certain Business Combinations
          In recent years, a number of states have adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult.
          Both Section 203 of the Delaware General Corporate Law and Section 11.75 of the Illinois Business Corporation Act of 1983 prohibit a corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date that the person becomes an interested stockholder. The three year moratorium imposed on business combinations by Section 203 and Section 11.75 does not apply if:
•	prior to the date on which the stockholder becomes an interested stockholder the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	the interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him an interested stockholder; or

•	the business combination is approved by the Board of Directors and approved at a stockholder meeting by the holders of two-thirds of the voting stock not owned by the interested stockholder.
          Section 203 applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Section 11.75 applies to Illinois corporations that have any equity securities registered under Section 12 of the Securities Exchange Act of 1934 or are subject to Section 15(d) of that Act and either (i) have their principal places of business or their principal executive offices located in Illinois or (ii) own or control assets located within Illinois that have a fair market value of at least $1 million and either (A) have more than 10% of their stockholders resident in Illinois, (B) have more than 10% of their shares owned by Illinois residents, or (C) have 2,000 stockholders resident in Illinois.
          The restrictions of these statutes will not apply to a corporation if
•	the corporation’s original charter contains a provision expressly electing not to be governed by the statute,

•	the Board of Directors adopts an amendment to the corporation’s bylaws within 90 days of the effective date of the statute expressly electing not to be governed by it,

•	the stockholders of the corporation adopt an amendment to its charter or bylaws expressly electing not to be governed by the statute (so long as such amendment is approved by the affirmative vote of a majority of the shares entitled to vote),

•	a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests himself of ownership of sufficient shares so that he ceases to be an interested stockholder and during the three year period immediately prior to a business combination would not have been an interested stockholder but for the inadvertent acquisition,

•	the business combination is proposed prior to the consummation or abandonment of a merger or consolidation, a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation or a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the corporation, or

•	the business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in the statutes did not apply.
The certificate of incorporation of GeoVax Delaware includes a provision electing not to be governed by Section 203. Accordingly, following consummation of the reincorporation merger, the Board of Directors will not have the power to reject certain business combinations with interested stockholders based on Section 203.
Indemnification and Limitation of Liability
          Illinois and Delaware also have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in the corporation’s charter eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care; however, such provision may not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of an unlawful dividend or unlawful stock repurchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit. Also, no such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.
          Both Illinois and Delaware law permit indemnification of any person who was or is a party or threatened to be made a party to any action, suit or proceeding so long as the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No person may be indemnified in an action brought on behalf of the corporation by a third party if that person is judged to be liable to the corporation unless the Court of Chancery (as to a Delaware corporation) or the court in which the action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. A corporation must indemnify a present or former director or officer of a corporation who has been successful on the merits or otherwise in a defense of any action, suit or proceeding. Whether or not a person has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation will be determined by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by a majority vote of the directors, even though less than a quorum, or by independent legal counsel in a written opinion or by the stockholders.
          Illinois law requires a corporation that indemnifies or advances expenses to a director or officer in an action or suit by or in the right of the corporation to report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders meeting. Delaware law has no comparable provision.
          In Illinois and Delaware, indemnification and the advancement of expenses provided by or granted pursuant to the law is not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          Both Illinois law and Delaware law permit the purchase of insurance for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is serving at the request of the corporation as a director, officer, employee or agent of another corporation.
Dividends and Repurchase of Shares
          Under Illinois law, a corporation may not make any distribution or repurchase its shares if, after giving effect to the distribution or repurchase:
•	the corporation would be insolvent; or

•	the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to stockholders having preferential rights in liquidation if the corporation were then to be liquidated.
          Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.
          To date, we have not paid any cash dividends on our outstanding shares of common stock and we do not anticipate doing so in the foreseeable future.
Voting and Stockholder Approval Requirements
Authority to Call a Special Meeting of Stockholders
          In Illinois, a special meeting of the stockholders may be called by the corporation’s president, by its Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called or by such other officers or persons as may be provided in the articles of incorporation or the bylaws. In Delaware, a special meeting of the stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Use of Written Consent in lieu of a Meeting
          Unless otherwise provided in the articles of incorporation or in the Illinois Business Corporation Act of 1983, any action required to be taken at any annual or special meeting of the stockholders of a corporation, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the stockholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the stockholders entitled to vote, then it will become effective only if at least five days prior to the execution of the consent a notice in writing is delivered to all the stockholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the action without a meeting by less than unanimous written consent is delivered in writing to those stockholders who have not consented in writing.
          Under Delaware law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.
Voting and Voting Rights
          In Illinois, each outstanding share, regardless of class, is entitled to one vote in each matter submitted to a vote at a meeting of stockholders and in all elections for directors, except in the case of filling vacancies. Stockholders are entitled to cumulate votes unless the corporation’s articles of incorporation eliminate the right.
          In Delaware, each share of voting stock is entitled to one vote, unless the certificate of incorporation provides for more or less than one vote per share. Delaware law also allows cumulative voting for directors if the certificate of incorporation so provides. Except as otherwise discussed herein, all stockholder actions, including the approval of a merger or consolidation, require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter.
Amending the Corporate Charter
          In Illinois, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment if the articles of incorporation so provide or if the amendment would:
•	increase or decrease the aggregate number of authorized shares of such class,

•	effect an exchange, reclassification, or cancellation of all or part of the shares of such class,

•	change the designations, preferences, qualifications, limitations, restrictions, or special or relative rights of the shares of such class,

•	in the case of a preferred or special class of shares, divide the shares of such class into series and fix or authorize the Board of Directors to fix the variations in the relative rights and preferences between the shares of such series,

•	change the shares of such class into the same or a different number of shares of the same class or another class or classes,

•	create a right of exchange of all or any part of the shares of another class into the shares of such class,

•	create a new class of shares having rights and preferences prior, superior or substantially equal to those of the shares of such class, or increase the rights and preferences of any class having rights and preferences prior, superior or substantially equal to those of the shares of such class, or increase the rights and preferences of any class having rights and preferences subordinate to those of such class if such increase would then make the rights and preferences substantially equal to or superior to those of such class,

•	limit or deny the existing preemptive rights of the shares of such class,

•	cancel or otherwise affect dividends on the shares of such class which had accumulated but had not been declared,

•	limit or deny the voting rights of the shares of such class.
The holders of the outstanding shares of a class are not entitled to vote as a class upon a proposed amendment if the class is divided into series, and the proposed amendment would affect one or more but not all of the series in one or more of the ways described above. In that event, the holders of the outstanding shares of any series to be affected by the proposed amendment will be entitled to vote as a class thereon.

          In Delaware, in order to amend a certificate of incorporation, the holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment, whether or not they are entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but does not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of voting.
Stockholder Consent of Mergers
          Neither Illinois law nor Delaware law requires a stockholder vote of the surviving corporation in a merger if:
•	the merger agreement does not amend the existing certificate of incorporation;

•	each share of the stock of the surviving corporation outstanding immediately before the merger is an identical outstanding share after the merger; and

•	either no shares of common stock of the surviving corporation and no securities convertible into common stock are to be delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be delivered under the plan of merger plus those initially issuable upon conversion of any other securities to be delivered under the plan do not exceed 20% of the shares of common stock outstanding immediately prior to the merger.
          Both Illinois law and Delaware law include provisions allowing the merger of a parent owning at least 90% of a subsidiary to be consummated without stockholder approval. However, Illinois law requires the subsidiary corporation to be solvent and it requires the parent’s Board of Directors to adopt a plan of merger that must be sent to the stockholders of the subsidiary along with a notice informing the stockholders of their right to dissent. The parent corporation must wait 30 days after this mailing to file the articles of merger. In Delaware, no vote of the stockholders of either corporation is required unless the subsidiary will be the surviving corporation, in which case the vote of the stockholders of the parent must be obtained. In the event all of the stock of a subsidiary Delaware corporation is not owned by the parent corporation immediately prior to the merger, the stockholders of the subsidiary have appraisal rights.
          In Illinois, a plan of merger must be approved by the stockholders of each corporation involved in the transaction. Unless a corporation’s articles of incorporation require a smaller or larger vote (but not less than a majority) the plan of merger must receive the affirmative votes of at least two-thirds of the shares entitled to vote. If a class or series of shares of either corporation is entitled to vote as a class on the plan, then the plan of merger will be approved when the corporation receives the affirmative votes of at least two-thirds of the shares of each such class or series.
          In Delaware, a plan of merger must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon.
Sale of Corporate Assets
          Under Illinois law, a sale, lease or exchange of all or substantially all of the assets of a corporation that is not done in the ordinary course of business must be approved by the affirmative vote of at least two-thirds of the shares entitled to vote. If a class or series of shares is entitled to vote as a class in respect thereof, then the sale will be approved when the corporation receives the affirmative vote of at least two-thirds of the shares of each such class or series. Stockholders will have a right to dissent in this matter.
          Under Delaware law, a corporation may sell, lease or exchange all or substantially all of its property and assets so long as the transaction is adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon at a meeting duly called upon at least 20 days’ notice. The notice of the meeting must state that such a resolution will be considered. Stockholders have no right to appraisal in this matter.

Dissenters’ or Appraisal Rights
          In Illinois, a stockholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:
•	consummation of a plan of merger

•	consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

•	an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it (i) alters or abolishes a preferential right of such shares; (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares; (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or (4) any other corporate action taken pursuant to a stockholder vote if the articles of incorporation, by-laws, or a resolution of the Board of Directors provide that stockholders are entitled to dissent and obtain payment for their shares.
A stockholder may assert dissenters’ rights only if the stockholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the stockholder does not vote in favor of the proposed action.
          Under Delaware law, unless the certificate of incorporation provides for appraisal rights upon the sale of all or substantially all of its assets, a stockholder only has appraisal rights in the event of a merger or consolidation and only so long as the shares are not either listed on a national securities exchange or held of record by more than 2,000 stockholders. This limitation does not apply if the stockholder will receive for his shares anything other than shares of the corporation surviving the consummation of the merger or consolidation, shares of a corporation which at the effective date of the merger or consolidation will be listed on a national securities exchange or held of record by more than 2,000 stockholders, cash in lieu of fractional shares or any combination of shares and cash. The stockholder must hold his shares on the date that he makes a demand for appraisal, must continuously hold his shares through the effective date of the merger or consolidation and may not have voted in favor of, or consented to, the merger or consolidation. Any stockholder electing to demand appraisal must deliver to the corporation, before the vote is taken, a written demand for appraisal of his shares. Like Illinois, Delaware law also provides an exemption to a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger.
Directors
          In Illinois a corporation’s Board of Directors may consist of one or more individuals. The number of directors must be fixed by the bylaws, except the number of initial directors may be fixed by the incorporators in the articles of incorporation or at the organizational meeting. The number of directors may be increased or decreased from time to time by amendment to the bylaws. The bylaws may establish a variable range for the size of the board by prescribing a minimum and maximum (which may not exceed the minimum by more than five) number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the directors or the stockholders without further amendment to the bylaws. The terms of all directors expire at the next annual stockholders’ meeting following their election unless their terms are staggered. The term of a director elected to fill a vacancy expires at the next annual stockholders’ meeting at which his or her predecessor’s term would have expired. The term of a director elected as a result of an increase in the number of directors expires at the next annual stockholders’ meeting unless the term is staggered. If the Board of Directors consists of six or more members, in lieu of electing the membership of the whole Board of Directors annually, the articles of incorporation or bylaws may provide that the directors can be divided into either two or three classes, each class to be as nearly equal in number as is possible. At each annual meeting after such classification, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes. If the articles of incorporation authorize dividing the shares into classes or series, the articles may also authorize the election of all or a specified number or percentage of directors by the holders of one or more authorized classes or series of shares.

          Delaware law requires a corporation to have at least one director who is a natural person. Delaware law allows the directors of a corporation, by the certificate of incorporation or by an initial bylaw, or by a bylaw adopted by a vote of the stockholders, to be divided into one, two or three classes; the term of office of those of the first class expires at the first annual meeting held after such classification becomes effective; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification becomes effective, directors will be chosen for a full term to succeed those whose terms expire. The certificate of incorporation may confer upon holders of any class or series of stock the right to elect one or more directors.
Inspection of Records
          Under Illinois law, any person who is a stockholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, the corporation’s books and records of account, minutes, voting trust agreements filed with the corporation and record of stockholders, and to make extracts therefrom, but only for a proper purpose. In order to exercise this right, a stockholder must make written demand upon the corporation, stating with particularity the records sought to be examined and the purpose therefor. If a stockholder seeks to examine books or records of account the burden of proof is upon the stockholder to establish a proper purpose. If the purpose is to examine minutes or the record of stockholders or a voting trust agreement, the burden of proof is upon the corporation to establish that the stockholder does not have a proper purpose.
          Upon written demand, Delaware law allows stockholders to inspect the corporation’s stock ledger, a list of stockholders and other books and records for purposes reasonably related to the person’s interests as a stockholder.
Dissolution
          Under Illinois law, the Board of Directors may adopt a resolution to dissolve a corporation or stockholders holding at least one-fifth of the voting power may propose the dissolution to the Board of Directors. Written notice of the stockholders’ meeting to consider the voluntary dissolution of the corporation must be given to each stockholder, whether or not entitled to vote at the meeting. A resolution to voluntarily dissolve the corporation requires for its adoption the affirmative votes of at least two-thirds of the votes of the shares entitled to vote on dissolution, unless any class of shares is entitled to vote as a class in respect thereof, in which case the resolution must receive the affirmative votes of at least two-thirds of (i) the votes of the shares of each class of shares entitled to vote as a class and (ii) the total shares entitled to vote on dissolution.
          Under Delaware law, if the Board of Directors deems it advisable that a corporation should be dissolved, the board must call a meeting of the stockholders entitled to vote on the adoption of the resolution. A majority of the outstanding stock of the corporation entitled to vote must vote for the proposed dissolution. Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon consent.
Rights of Dissenting Stockholders
          You have the right to dissent with respect to the merger The following is a summary of Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983 (the “Illinois Dissent Provisions”), the relevant text of which is set forth as Annex 2 to this proxy statement.
          Any stockholder wanting to exercise dissenter’s rights must deliver written notice to us, before the date of the Annual Meeting, or at the Annual Meeting before the merger is voted upon, stating that the stockholder intends to demand payment for his or her shares of our common stock if the merger is approved (Section 11.70(a) of the Illinois Dissent Provisions). In addition, the stockholder must not vote his or her shares in favor of the merger (Section 11.70(a) of the Illinois Dissent Provisions). Notices transmitted before the meeting should be addressed to GeoVax Labs, Inc., 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia 30306, Attention: Mark Reynolds. At the Annual Meeting, notices may be handed to Mr. Reynolds. Stockholders who vote in favor of the merger will be deemed to have waived their dissenter’s rights.

          A stockholder whose shares of our common stock are held in “street name” or in the name of anyone other than the stockholder must obtain written consent from the person or firm in whose name the shares are registered, allowing the stockholder to file the notice demanding payment for the shares in question, and must deliver the consent to us no later than the time that dissenter’s rights are asserted (Section 11.65(c) of the Illinois Dissent Provisions). Also, the dissent must be asserted as to all shares of our common stock that the stockholder beneficially owns or has power to vote at the Annual Meeting (Section 11.65(c) of the Illinois Dissent Provisions).
          Any stockholder who does not complete the requirements of Section 11.65 of the Illinois Dissent Provisions as described above is not entitled to payment for his or her shares of our common stock. A stockholder’s failure to vote against the proposal will not constitute a waiver of his rights and a vote against the proposal will not be deemed to satisfy the notice requirements pursuant to the Illinois Dissent Provisions.
          Within 10 days after the date on which the merger is effective or 30 days after the stockholder delivers to us written demand for payment, whichever is later, we must send each stockholder who has delivered a written demand for payment a statement setting forth our opinion as to the estimated fair value of the shares, our latest balance sheet as of the end of our last fiscal year, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting stockholder at the estimated fair value thereof upon transmittal to us of the certificate or certificates, or other evidence of ownership with respect to the shares, or instructions to the dissenting stockholder to sell his or her shares within 10 days after delivery of our statement to the stockholder. If the stockholder does not sell within that 10 day period after being so instructed by us, then the stockholder shall be deemed to have sold his or her shares at the average of the bid and asked price with respect to the shares quoted by a principal market maker during that 10 day period (Section 11.70(c) of the Illinois Dissent Provisions).
          If the stockholder does not agree with our opinion as to the estimated fair value of the shares, the stockholder, within 30 days from the delivery of our statement of value, shall notify us in writing of the stockholder’s estimated fair value and demand payment for the difference between the stockholder’s estimate of fair value and the amount of our payment to him or her or the proceeds of sale by the stockholder, whichever is applicable (Section 11.70(e) of the Illinois Dissent Provisions).
          If, within 60 days from delivery to us of the stockholder notification of estimate of fair value of the shares, we and the dissenting stockholder have not agreed in writing upon the fair value of the shares, we must either pay the difference in value demanded by the stockholder, with interest, or file a petition requesting the court to determine the fair value of the shares. Our failure to commence an action as required by the Illinois Dissent Provisions shall not limit or affect the right of the dissenting stockholders to otherwise commence an action as permitted by law (Section 11.70(f) of the Illinois Dissent Provisions).
The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to reincorporate in Delaware.
PROPOSAL III
RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed the firm of Porter Keadle Moore LLP (“PKM”) to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2008. PKM has served as the independent registered public accounting firm of GeoVax since 2006, and is considered by the Audit Committee and management of GeoVax to be well qualified.
          The aggregate fees billed for the services rendered to us by PKM for the years ended December 31, 2007 and December 31, 2006 were as follows:

	2007	2006

Audit Fees (1)	$55,975	$43,922
Audit-Related Fees (2)	3,465	—
Tax Fees	—	—
All Other Fees	—	—

Total	$59,440	$43,922

(1)	Audit Fees for 2007 and 2006 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, review of our interim financial statements and Quarterly Reports on Form 10-Q, and (for 2007) the audit of our internal control over financial reporting.

(2)	Audit-Related Fees for 2007 consisted principally of fees in connection with the review of a proposed registration statement.
          The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. Prior to December 7, 2006, we did not have a standing Audit Committee, therefore the fees incurred for audit services and audit-related services prior to that date were not pre-approved by the Audit Committee. All audit services and provided by PKM for 2007 and 2006 (and occurring after the formation of the Audit Committee) were pre-approved by the Audit Committee.
          Stockholder ratification of the Audit Committee’s selection of PKM as our independent registered public accounting firm for the year ending December 31, 2008 is not required by our Bylaws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of PKM to our stockholders for ratification. If the selection of PKM as our independent registered public accounting firm for the year ending December 31, 2008 is not ratified, the matter will be referred to the Audit Committee for further review.
          Representatives of PKM will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
The Audit Committee and Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to ratify the appointment of Porter Keadle Moore LLP as the independent registered public accounting firm of GeoVax Labs Inc. for fiscal 2008.
REPORT OF THE AUDIT COMMITTEE
          The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of two directors, both of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.
          This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures and letter from the Company’s independent public accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company’s independent public accountants their independence from the Company.
          The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Porter Keadle Moore LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.
          Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted, AUDIT COMMITTEE John N. Spencer, Jr., Chairman Dean G. Kollintzas
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Approval of Related Person Transactions
          It is the responsibility of our Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.
Employment Agreement with Robert McNally
          On March 20, 2008, GeoVax entered into an Employment Agreement with Robert T. McNally, Ph.D. to become our President and Chief Executive Officer effective April 1, 2008. The Employment Agreement has no specified term. Pursuant to the Employment Agreement, we will pay Dr. McNally an annual salary of $200,000. The Board of Directors may also recommend the payment of a discretionary bonus annually. Dr. McNally is eligible for grants of awards from the GeoVax Labs, Inc. 2006 Equity Incentive Plan and is entitled to participate in any and all benefits in effect from time-to-time for executive officers generally. We may terminate the Employment Agreement, with or without cause. If we terminate the Employment Agreement without cause, we will be required to give Dr. McNally at least 60 days prior notice of the termination. In the event of termination not for cause, Dr. McNally will be entitled to one week of severance pay for each full year of service as President and Chief Executive Officer. Dr. McNally may terminate the Employment Agreement at any time by giving us 60 days notice.
Consulting Agreement with Donald Hildebrand
          In order to assist with the transition of certain duties to Dr. McNally, Donald G. Hildebrand, our then current President and Chief Executive Officer, entered into a Consulting Agreement with us on March 20, 2008. Aside from his duties as a consultant, Mr. Hildebrand will also continue to serve as Chairman of our Board of Directors. The term of the Consulting Agreement began on April 1, 2008 and will end on December 31, 2009. During the month of April 2008, Mr. Hildebrand received $22,500 as compensation for his services (equivalent to his salary as President and Chief Executive Officer). Beginning on May 1, 2008 and continuing through December 31, 2008, Mr. Hildebrand will provide us with at least 32 hours of service per month and will be paid at the rate of $250 per hour. Beginning on January 1, 2009 and continuing through December 31, 2009, Mr. Hildebrand will provide us with at least 16 hours of service per month and will be paid at the rate of $300 per hour. The Board of Directors may, in its discretion, recommend the payment of an annual bonus. We will also pay Mr. Hildebrand’s medical and dental coverage through the term of the Consulting Agreement. We may terminate the Consulting Agreement, with or without cause. If we terminate the Consulting Agreement without cause, we must give Mr. Hildebrand at least 30 days notice and we will be required to pay him, as a severance payment, three months compensation. Likewise, if the Consulting Agreement is terminated due to the death of Mr. Hildebrand, we will be required to pay his estate three months compensation. If Mr. Hildebrand wishes to terminate the Consulting Agreement, he must provide us with at least 30 days notice.
Transactions with Emory University
          Emory University (“Emory”) is a significant stockholder of the Company, and our primary product candidates are based on technology rights subject to a license agreement with Emory (the “Emory License”). The Emory License, among other contractual obligations, requires payments based on milestone achievements, royalties on sales by the Company or on payments to the Company by our sublicensees, and payment of maintenance fees in the event certain milestones are not met within the time periods specified in the contract. Additionally, prior patent costs are payable to Emory, one half of which is due when capital raised subsequent to the date of the Emory License is equal to $5 million and the remainder is due when cumulative capital raised equals $12.5 million. GeoVax, Inc. reached the first threshold of $5 million and fulfilled the first half of this payment obligation to Emory in 2006. We became obligated to pay the second half of our payment obligation ($137,392) upon reaching the five year anniversary of the Emory License during

2007. We made this payment in January 2008. We may terminate the Emory License on three months’ written notice. In any event, the Emory License expires on the date of the latest expiration date of the underlying patents. We are also obligated to reimburse Emory University for certain ongoing costs in connection with the filing, prosecution and maintenance of patent applications subject to the Emory License. Such reimbursements to Emory amounted to $106,261 and $98,842 for the years ended December 31, 2007 and 2006, respectively, inclusive of amounts paid by GeoVax, Inc. prior to our merger.
OTHER MATTERS
Stockholder Proposals
          Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2009 must be received by us on or before May 10, 2008. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after May 10, 2008. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2009. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
          Notice of intention to present a proposal at the 2009 annual meeting should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia 20206.
Availability of Annual Report
          Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission, except for the exhibits thereto. Stockholders who would like additional copies of our Form 10-K should direct their requests in writing to: GeoVax Labs, Inc., 1256 Briarcliff Road, Atlanta, Georgia 30306, Attention: Mark Reynolds.
Delivery of Documents to Stockholders Sharing an Address
          We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:
GeoVax Labs, Inc.
Attn: Mark Reynolds
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306
Telephone No.: 404-727-0971

By Order of the Board of Directors
/s/ Mark W. Reynolds
Mark W. Reynolds
Corporate Secretary

ANNEX 1
AGREEMENT AND PLAN OF MERGER
          THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of                      ___, 2008, is made and entered into by and between GeoVax Labs, Inc., an Illinois corporation (the “Parent”) and GeoVax Labs, Inc., a Delaware corporation (the “Subsidiary”).
RECITALS:
          A. The Parent is a corporation organized and existing under the laws of the State of Illinois.
          B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.
          C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective stockholders to merge Parent with and into Subsidiary pursuant to the provisions of the Illinois Business Corporation Act of 1983 (the “Illinois Act”) and the Delaware General Corporation Law (the “Delaware Law”) upon the terms and conditions hereinafter set forth.
          NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.
ARTICLE I
PRINCIPAL TERMS OF THE MERGER
          SECTION 1.1. Merger. On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the “Surviving Corporation”) shall operate under the name “GeoVax Labs, Inc.” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Parasec, 40 East Division Street, Suite A, Dover, Delaware 19901.
          SECTION 1.2. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof (without change, unless and until amended in accordance with applicable law).
          SECTION 1.3. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.
          SECTION 1.4. Directors and Officers. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Law, until his or her successor is duly elected or appointed and qualified.
ARTICLE II
CONVERSION, CERTIFICATES AND PLANS
          SECTION 2.1. Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

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          (a) Common Stock. Each share of the Parent’s common stock, $0.001 par value per share (the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.001 par value per share (the “Surviving Corporation’s Common Stock”).
          (b) Preferred Stock. Each share of the Parent’s Preferred Stock, $0.01 par value per share (the “Parent’s Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Preferred Stock, $0.01 par value per share. The Parent represents that no shares of the Parent’s Preferred Stock have been issued or are outstanding.
          (c) Options and Warrants. Each option or warrant to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of the Parent’s Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.
          (e) Other Rights. Any other right, by contract or otherwise, to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of the Parent’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.
          (f) Cancellation of Subsidiary Shares Held by Parent. Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.
          SECTION 2.2. Stock Certificates. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent’s Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of the Parent’s Common Stock are converted as provided herein. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of a series of the Parent’s Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Preferred Stock into which such shares of the Parent’s Preferred Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent’s Common Stock or the Parent’s Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation’s Common Stock or the Surviving Corporation’s Preferred Stock evidenced by such outstanding certificate as provided above.
          SECTION 2.3. Employee Benefit and Compensation Plans. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.

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ARTICLE III
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES
          SECTION 3.1. Effects of the Merger. At the Effective Date of the Merger, the Merger shall have the effects specified in the Illinois Act, the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
          SECTION 3.2. Additional Actions. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.
ARTICLE IV
APPROVAL BY STOCKHOLDERS; AMENDMENT; EFFECTIVE DATE
          SECTION 4.1. Approval. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of stockholders in accordance with applicable Illinois law. As promptly as practicable after approval of this Agreement by stockholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Illinois and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Illinois and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Illinois or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.
          SECTION 4.2. Amendments. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the stockholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.
ARTICLE V
MISCELLANEOUS
          SECTION 5.1. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Illinois and the Secretary of State of Delaware, whether

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before or after stockholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.
          SECTION 5.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.
          SECTION 5.3. Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.
          SECTION 5.4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Illinois apply to the Merger.
          IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

GEOVAX LABS, INC., an Illinois corporation
By:
Robert T. McNally, Chief Executive Officer

GEOVAX LABS, INC., a Delaware Corporation
By:
Robert T. McNally, Chief Executive Officer

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ANNEX 2
CHAPTER 805. BUSINESS ORGANIZATIONS
CORPORATIONS
BUSINESS CORPORATION ACT OF 1983
ARTICLE 11. MERGER AND CONSOLIDATION — DISSENTERS’ RIGHTS
805 ILCS 5/11.65 (2008)
§ 805 ILCS 5/11.65. Right to dissent
Sec. 11.65. Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:
          (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 [805 ILCS 5/11.20] or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30 [805 ILCS 5/11.30];
          (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;
          (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:
               (i) alters or abolishes a preferential right of such shares;
               (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;
               (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or
          (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 [805 ILCS 5/11.70] or as may be otherwise provided in the articles, by-laws or resolution.
(b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.
(c) A record owner of shares may assert dissenters’ rights as to fewer than all the shares recorded in such person’s name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters’ rights as to shares held on such person’s behalf only if the beneficial owner submits to the corporation the record owner’s written consent to the dissent before or at the same time the beneficial owner asserts dissenters’ rights.

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CHAPTER 805. BUSINESS ORGANIZATIONS
CORPORATIONS
BUSINESS CORPORATION ACT OF 1983
ARTICLE 11. MERGER AND CONSOLIDATION — DISSENTERS’ RIGHTS
805 ILCS 5/11.70 (2008)
§ 805 ILCS 5/11.70. Procedure to Dissent
Sec. 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenters’ rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.
(b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 [805 ILCS 5/11.30 or 805 ILCS 5/7.10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenter’s rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.
(c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation’s latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation’s statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.
(d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.
(e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation’s statement of value, shall notify the corporation in writing of the shareholder’s estimated fair value and amount of interest due and demand payment for the difference between the shareholder’s estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).
(f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of

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the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.
(g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.
(h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.
(i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:
          (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).
          (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].
(j) As used in this Section:
          (1) “Fair value”, with respect to a dissenter’s shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.
          (2) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

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PROXY
GEOVAX LABS, INC.
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on June 17, 2008
          This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the two proposals set forth in the proxy statement. The stockholder represented herein appoints Robert McNally and Mark Reynolds, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the J. Fonda Conference Center, located at 1256 Briarcliff Road, Atlanta, Georgia, on June 17, 2008 at 10:00 A.M. (Eastern Time), and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1	ELECTION OF DIRECTORS
Donald G. Hildebrand	FOR ☐	AGAINST ☐	ABSTAIN ☐
Andrew J. Kandalepas	FOR ☐	AGAINST ☐	ABSTAIN ☐
Dean G. Kollintzas	FOR ☐	AGAINST ☐	ABSTAIN ☐
Robert T. McNally	FOR ☐	AGAINST ☐	ABSTAIN ☐
Harriet L. Robinson.	FOR ☐	AGAINST ☐	ABSTAIN ☐
John N. Spencer, Jr.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #2	REINCORPORATION IN THE STATE OF DELAWARE
	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #3	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible. In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

By:	Date

By:	Date

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign with full corporate name by a duly authorized officer and affix corporate seal.